UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025 (May 27, 2025)

Kestrel Group Ltd

(Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Par-La-Ville Road, Suite 1141 Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 298-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	KG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on December 29, 2024, Maiden Holdings, Ltd. (“Maiden”) entered into a Combination Agreement (as amended, the “Combination Agreement”) with Kestrel Group LLC, a Delaware limited liability company (“Kestrel”), the equityholders of Kestrel (the “Kestrel Equityholders”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares (the “Company”) and the other parties thereto. Upon the terms and subject to the conditions set forth in the Combination Agreement, on May 27, 2025 (the “Closing Date”), Maiden and Kestrel effected the transactions contemplated by the Combination Agreement (the “Transactions”) to combine their respective businesses through: (a) the contribution of all of the Class A units and Class B units of Kestrel owned by each Kestrel Equityholder to Ranger U.S. Newco LLC (“US NewCo”), (b) the merger of Ranger Bermuda Merger Sub Ltd (“Merger Sub”) with and into Maiden (the “First Merger”), with Maiden surviving the First Merger as a direct wholly owned subsidiary of US NewCo and (c) the merger of Ranger Merger Sub 2 LLC with and into US NewCo (the “Second Merger” and, together with the First Merger, the “Mergers”), with US NewCo surviving the Second Merger as a wholly owned subsidiary of the Company. Upon the closing of the Transactions (the “Closing”), Maiden and Kestrel are now wholly owned subsidiaries of the Company, which has been rebranded as Kestrel Group and renamed “Kestrel Group Ltd”. All capitalized terms used in this Form 8-K and not otherwise defined herein shall have the same meaning given to such terms in the Combination Agreement.

Upon the Closing, (i) each issued and outstanding common share of Maiden, par value $0.01 per share (“Maiden shares” and each, a “Maiden share”), other than any Maiden share underlying outstanding options to purchase Maiden shares (each, a “Maiden option”) or that are unvested and/or subject to a risk of forfeiture (each, a “Maiden restricted share”), was automatically canceled and converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable common limited liability company interest of US NewCo (each, a “US NewCo interest”), (ii) each issued and outstanding US NewCo interest, other than any US NewCo interest underlying outstanding options to purchase US NewCo interests (each, a “US NewCo option”) or that are unvested and/or subject to a risk of forfeiture (each, a “US NewCo restricted share”), was automatically canceled and converted into the right to receive one-twentieth (0.05) of a Company common share, (iii) the Kestrel Equityholders received an aggregate of $40,000,000 in cash and 2,750,000 common shares of the Company and (iv) the Kestrel Equityholders are entitled to receive in contingent consideration up to the lesser of (x) an aggregate number of Company common shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the Combination Agreement), subject to the achievement of certain EBITDA milestones by the businesses that Kestrel conducted immediately prior to the closing and any extensions of such businesses or related or ancillary businesses existing thereafter, subject to other terms and conditions as set forth in the combination agreement and (y) 2,750,000 common shares of the Company. Upon the Closing, the Company will pay, or cause to be paid, to any holder of US NewCo interests who would otherwise have been entitled to a fraction of a Company common share, cash in an amount equal to (i) the fractional Company common shares that would otherwise be issued to such holder, multiplied by (ii) the volume weighted average price of Maiden shares on the Nasdaq, as reported by Bloomberg, for the five consecutive trading days ending on the third trading day immediately preceding the closing date multiplied by (iii) 20, rounded to the nearest penny, without interest.

Upon the closing of the First Merger, (i) each Maiden option outstanding immediately prior to the closing of the First Merger, whether or not then vested or exercisable, ceased to represent a right to acquire Maiden shares and converted automatically into a US NewCo option and (ii) each Maiden restricted share outstanding immediately prior to the closing of the First Merger, whether or not then vested, ceased to represent a Maiden share and converted automatically into a US NewCo restricted share, in each case, on substantially the same terms and conditions (including vesting schedule and per share exercise price, as applicable) as applied to such Maiden option or Maiden restricted share, as applicable, immediately prior to the closing of the First Merger. Upon the closing of the Second Merger, (a) each US NewCo option outstanding immediately prior to the closing of the Second Merger, whether or not then vested or exercisable, ceased to represent a right to acquire US NewCo interests and converted automatically into an option to purchase a number of Company common shares equal to one-twentieth (0.05) of the US NewCo interests subject to the US NewCo option (rounded down to the nearest whole share) (a “Company option”), with an exercise price determined by dividing the exercise price of such US NewCo option by 0.05 (rounded up to the nearest whole cent) and (b) each US NewCo restricted share outstanding immediately prior to the closing of the Second Merger, whether or not then vested, ceased to represent a US NewCo interest and converted automatically into one-twentieth (0.05) of a Company common share that is unvested and/or subject to a risk of forfeiture (a “Company restricted share”), in each case, on substantially the same terms and conditions (including vesting schedule) as applied to such US NewCo option or US NewCo restricted share, as applicable, immediately prior to the closing of the Second Merger.

Item 1.01 Entry Into a Material Definitive Agreement.

Supplemental Indentures

On May 27, 2025 and in connection with the Transactions, (i) Maiden, as issuer, the Company, as guarantor, and Wilmington Trust, National Association, as trustee, entered into a second supplemental indenture (the “Second Supplemental Indenture”) to that certain indenture dated as of June 14, 2016, providing that the Company will fully and unconditionally guarantee Maiden’s 6.625% Senior Notes due 2046 and (ii) Maiden Holdings North America, Ltd. (“MHNA”), as issuer, the Company, as guarantor, and Wilmington Trust Company, as trustee, entered into a fourth supplemental indenture (together with the Second Supplemental Indenture, the “Supplemental Indentures”) to that certain indenture dated as of June 24, 2011, providing that the Company will fully and unconditionally guarantee MHNA’s 7.75% Senior Notes due 2043.

The foregoing summary of the Supplemental Indentures is not intended to be complete and is qualified in its entirety by reference to the Supplemental Indentures, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, incorporated by reference into this Item 1.01.

Registration and Investor Rights Agreements

On the Closing Date and in connection with the Transactions, each of Kestrel Intermediate Ledbetter Holdings LLC (“KILH”) and AmTrust Financial Services, Inc. ( “AmTrust”) entered into a Registration and Investor Rights Agreement (collectively, the “Registration and Investor Rights Agreements”). Pursuant to the Registration and Investor Rights Agreements, KILH and AmTrust will receive customary registration rights.

The Registration and Investor Rights Agreements provide that the board of directors of the Company (the “Board”) immediately following the effective time of the Second Merger will consist of seven directors. Pursuant to the terms of the Registration and Investor Rights Agreement between the Company and KILH, KILH has the right to nominate (i) two non-independent directors to the Board for so long as it and its affiliates own at least 25% of the shares of the Company issued to them at the closing of the Transactions, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 5% of the shares of the Company and at least 25% of the shares of the Company issued to them at the closing of the Transactions. Pursuant to the terms of the Registration and Investor Rights Agreement between the Company and AmTrust, AmTrust has the right to nominate (i) one non-independent director to the Board for so long as it and its affiliates own at least 25% of the shares of the Company issued to them at the closing of the Transactions, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 5% of the shares of the Company and at least 25% of the shares of the Company issued to them at the closing of the Transactions.

The foregoing summary of the Registration and Investor Rights Agreements is not intended to be complete and is qualified in its entirety by reference to the Supplemental Indentures, copies of which are filed as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K, incorporated by reference into this Item 1.01.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements (the “Indemnification Agreements”) with the directors and executive officers of the Company. The Indemnification Agreements provide indemnification to such directors and executive officers to the fullest extent permitted by applicable law, and in accordance with the Company’s memorandum and articles of association, for all expenses and other amounts actually and reasonably incurred in any action or proceeding in which such director or executive is or may be involved by reason of the fact that he or she is or was a director or executive officer of the Company or otherwise serving as a director, officer, employee, agent or fiduciary of the Company or other entities at the Company’s request, on the terms and conditions set forth in the Indemnification Agreements. Further, the Company agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreements. The Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing summary of the Indemnification Agreements is not intended to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, a copy of which is included as Exhibit 4.5 to this Current Report on Form 8-K, incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The issuance of shares of Company common shares to former Maiden shareholders pursuant to the terms of the Combination Agreement, and other Company common shares reserved for issuance in connection with the transactions contemplated by the Combination Agreement, were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4, as amended (File No. 333-285664), which was declared effective by the Securities and Exchange Commission on March 26, 2025. The proxy statement/prospectus included in the registration statement (the “Proxy Statement/Prospectus”) contains additional information about the Transactions.

The foregoing summary of the Transactions is not intended to be complete and is qualified in its entirety by reference to the Combination Agreement and amendments thereto, copies of which are included as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K, incorporated by reference into this Item 2.01.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Transactions, on the Closing Date, each Maiden common share was canceled and automatically converted into the right to receive one-twentieth (0.05) of a Company common share.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

Prior to the Closing Date, Maiden was a widely held, publicly traded company. Upon the consummation of the Transactions, each Maiden common share was canceled and automatically converted into the right to receive one-twentieth (0.05) of a Company common share.

Pursuant to the terms of a Registration and Investor Rights Agreement, dated as of the Closing Date, between the Company and KILH, KILH has the right to nominate (i) two non-independent directors to the Board for so long as it and its affiliates own at least 25% of the shares of the Company issued to them at the closing of the Transactions, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 5% of the shares of the Company and at least 25% of the shares of the Company issued to them at the closing of the Transactions.

Pursuant to the terms of a Registration and Investor Rights Agreement, dated as of the Closing Date, between the Company and AmTrust, AmTrust has the right to nominate (i) one non-independent director to the Board for so long as it and its affiliates own at least 25% of the shares of the Company issued to them at the closing of the Transactions, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 5% of the shares of the Company and at least 25% of the shares of the Company issued to them at the closing of the Transactions.

The information set forth in the Introductory Note, Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

In connection with the consummation of the Transactions, each current director serving on the Company’s board of directors resigned effective as of the effective time of the Mergers. In addition, in accordance with the terms of the Combination Agreement and effective as of the effective time of the Second Merger, each of the following was designated and appointed to the Board: Terry Ledbetter, Luke Ledbetter, Joseph Brecher, Erik Cohen, Michael Hotchkiss, Steven Nigro and Jeffrey Weissmann.

Biographical Information for each of the Company’s directors is set forth below:

Bradford Luke Ledbetter, age 44, serves as President and CEO of Kestrel. Mr. Ledbetter previously served as Chief Underwriting Officer and Head of Business Development with State National Companies through June 2018 and continued to provide consulting services to State National until January 2022. During Mr. Ledbetter’s engagement with State National, gross written premium grew to more than $2.5 billion annually. He has deep relationships across the entire property and casualty value chain. Mr. Ledbetter holds law degrees from Cambridge University and the University of Texas School of Law in addition to a B.A. from University of Texas at Austin. Prior to joining State National Companies, Mr. Ledbetter practiced law with Baker Botts L.L.P. Luke Ledbetter is Terry Ledbetter’s son.

Terry Ledbetter, age 72, serves as Executive Chairman of Kestrel. Mr. Ledbetter co-founded State National Companies in 1973 and served as Chairman, President and Chief Executive Officer until his retirement at the end of 2019. Mr. Ledbetter pioneered the dedicated fronting business model in the property and casualty industry and guided State National through its IPO in 2014 and sale to Markel Corporation in 2017. Mr. Ledbetter has deep relationships with some of the most respected carriers, reinsurers, MGAs, wholesale brokers, regulators, ratings agencies and capital providers in the world. He received his B.B.A. from Southern Methodist University.

Joseph Brecher, age 36, currently serves as Head of Alternative Investments at AmTrust, where he is responsible for managing a diverse investment portfolio. Mr. Brecher has been with AmTrust since 2015 and has previously held other senior positions at the company, including co-head of Strategic Development and M&A and Assistant Vice President of Financial Planning and Analysis. He has been a director of Kestrel since its founding in 2022. Mr. Brecher holds an M.B.A. in Finance and Accounting from NYU Stern School of Business.

Erik Cohen, age 46, has over 20 years of investment advisory experience. Mr. Cohen is the Co-Founder of Outrunner Capital, an Austin, Texas based investment firm, offering a multi-family office that provides investment management, strategic advice and family office services to a select group of families. He is a General Partner of Outrunner Capital’s private equity business, and he serves on the Limited Partner Advisory Committee for Cordillera Investment Partners Fund III. Prior to co-founding Outrunner, Mr. Cohen served as Partner and Portfolio Manager at Brown Advisory for over 7 years where he opened the Austin office. He also served as Partner and Portfolio Manager at Oxbow Advisors and as Vice President of Investment Management at NYC based investment firm, BBR Partners. Mr. Cohen earned his M.B.A. from The Zicklin School of Business and his B.B.A. from The George Washington University. He has also been involved in several philanthropic causes over the years including Dell Children’s Trust, as a board member of ADL Austin, and as a cabinet member and Investment Committee member of the Jewish Foundation of Austin and Central Texas.

Michael Hotchkiss, age 50, currently serves as Chief Executive Officer of Hotchkiss Insurance, a retail insurance brokerage with five offices across Texas. He has served as CEO since 2015, leading the firm while also serving select clients, giving him direct insight into the insurance marketplace and specific client needs. Hotchkiss Insurance is an organic growth firm and was recently recognized in the Business Insurance Top 100 US insurance brokers in 2024 and also just received the 2024 MAX Performer Regional Winner — Southwest from MarshBerry. This achievement is awarded to the member firm with the highest financial and operational metrics within the MarshBerry firm group. Prior to joining Hotchkiss Insurance in 1999, Mr. Hotchkiss earned his B.B.A. in accounting at Texas A&M University and joined PricewaterhouseCoopers in the financial service audit assurance practice, with a focus auditing insurance and banking clients. Mr. Hotchkiss holds several professional designations including Certified Public Accountant (CPA), Certified Insurance Counselor (CIC), and Certified Risk Manager (CRM) designations. He is currently a board member of Columbia Insurance Group, a mutual insurance company based in Columbia, Missouri and operating across the south and mid-western U.S., serving on the Audit and Compensation committees. Past board experience includes the Independent Insurance Agents of Texas, Independent Insurance Agents of Houston and school board service at Covenant Academy.

Steven Nigro, age 65, previously served been a member of Maiden’s board from July 2007 through May 2025, Lead Independent Director from November 2016 through May 2025, Vice Chairman from August 2018 through May 2025, and served as Chair of Maiden’s Audit Committee and as a member of Maiden’s Compensation Committee. Mr. Nigro has over 35 years of experience in financial services and specializes in mergers and acquisitions and capital raising for the insurance industry. In September 2012, Mr. Nigro became the Managing Partner of TAG Financial Institutions Group, LLC, an investment and merchant bank focusing on the financial services industry with specific concentration in the insurance industry. Since October 2020, Mr. Nigro has served on the board of directors of PrimeOne Insurance Company, a specialty commercial lines carrier. From 2011 to 2012, he was the Managing Director and Head of the Financial Services practice at Allegiance Capital Corporation. In 2005, Mr. Nigro co-founded Pfife Hudson Group, an investment bank specializing in the insurance industry and previously served as a Managing Director at Rhodes Financial Group, LLC and Hales & Company, both financial advisory firms catering exclusively to the insurance industry. From 1994 to 1998, he was Chief Financial Officer and Treasurer and a Director of Tower Group, Inc., an insurance holding company where he was responsible for financial and regulatory management, strategic planning and corporate finance. Mr. Nigro served as a director of Clear Blue Financial Holdings, LLC from October 2015 through September 2016. Mr. Nigro began his career with Arthur Young and Co. and is a Certified Public Accountant in New York. Mr. Nigro graduated from the University at Albany with a major in Accounting and minor in Economics. In July 2022, Mr. Nigro was awarded The Corporate Director Certificate from Harvard Business School, having completed qualifying programs in the areas of board leadership, oversight of financial reporting and internal control, and executive compensation.

Jeffrey Weissmann, age 47, is a corporate attorney in private practice. Mr. Weissmann served as general counsel and secretary of National General Holdings Corp., a personal lines insurer from 2011 until its acquisition by Allstate in 2021. He also served as an officer and director of many of National General’s insurance subsidiaries. Prior to joining National General, from 2003 to 2011, Mr. Weissmann practiced law at Cadwalader, Wickersham & Taft, LLP in the securities, mergers & acquisitions and corporate governance areas. Mr. Weissmann holds a J.D. from New York University School of Law.

Committee Appointments

As of the effective time of the Second Merger, the individuals identified below were designated and appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, respectively, of the Board:

Audit Committee

Steven Nigro (chair)

Erik Cohen

Michael Hotchkiss

Compensation Committee

Erik Cohen (chair)

Michael Hotchkiss

Steven Nigro

Nominating and Corporate Governance Committee

Michael Hotchkiss (chair)

Erik Cohen

Jeffrey Weissmann

Resignation and Appointment of Officers

In connection with the consummation of the Transactions and pursuant to the Combination Agreement, each current officer of the Company resigned as of the effective time of the Second Merger and the board of directors of the Company appointed the following new executive officers of the Company as of the effective time of the Second Merger. The names of these executive officers and their respective positions are indicated below:

Bradford Luke Ledbetter	Chief Executive Officer
Terry Ledbetter	Executive Chairman
Patrick Haveron	President and Chief Financial Officer
Lawrence F. Metz	Chief Legal Officer and Secretary

Biographical Information for each of the Company’s executive officers is set forth below.

Bradford Luke Ledbetter will serve as the Chief Executive Officer of the Company, in addition to his appointment to the Company’s Board.

Terry Ledbetter will serve as the Executive Chairman of the Company, in addition to his appointment to the Company’s Board.

Patrick Haveron, age 63, will serve as the President and Chief Financial Officer of the Company. Prior to the Transactions, Mr. Haveron served as a member of the Maiden board since December 2019 and served as Chief Executive Officer and Chief Financial Officer of Maiden since May 2023. He previously served as Co-Chief Executive Officer and Chief Financial Officer from May 2020 to May 2023, as Chief Financial Officer and Chief Operating Officer from September 2018 to April 2020, and as Executive Vice President from November 2009 to May 2020. Mr. Haveron has served as the President of Maiden’s wholly owned subsidiary Maiden Reinsurance Ltd. since February 2014. Mr. Haveron has also served as a director of several of Maiden’s wholly owned subsidiaries. Since December 2020, Mr. Haveron has served on the board of managers of USQRisk Holdings, LLC, an alternative risk transfer MGA of which Maiden is an investor. From 2004 to 2009, Mr. Haveron was President and Chief Executive Officer of Preserver Group, Inc., a publicly traded property and casualty insurer, after having served in a variety of financial and executive leadership roles since 1988. Mr. Haveron was also Senior Vice President and Chief Operating Officer of Tower Group, Inc., a publicly traded property and casualty insurer, from 2007 to 2009 after its acquisition of Preserver in 2007. Mr. Haveron holds a B.S. from the University of Scranton. Mr. Haveron has previously served on the board of governors of the Property Casualty Insurers Association of America.

Lawrence F. Metz, age 52, will serve as the Chief Legal Officer and Secretary of the Company. Prior to the Transactions, Mr. Metz served as a member of the Maiden board since December 2019, and has served as Executive Vice Chairman and Group President of Maiden since May 2023. He previously served as President and Co-Chief Executive Officer of Maiden from September 2018 to May 2023, as Executive Vice President, General Counsel and Secretary from February 2016 to August 2018, and as Senior Vice President, General Counsel and Secretary from June 2009 to February 2016. Mr. Metz has served as executive chairman of Maiden’s wholly owned subsidiary, Maiden Reinsurance Ltd. and has also served as a chairman or a director of several of Maiden’s wholly owned subsidiaries. Since December 2020, Mr. Metz has served on the board of managers of USQRisk Holdings, LLC, an alternative risk transfer MGA of which Maiden is an investor. From 2007 to 2009, Mr. Metz served as Vice President, General Counsel — U.S. Operations and Assistant Secretary of AmTrust. From 2004 to 2007, Mr. Metz served as Vice President, General Counsel and Secretary of a publicly traded provider of information management and business process optimization solutions. Mr. Metz holds a B.S. from the University of Wisconsin — Madison and a J.D. from Fordham University School of Law and is a member of the Bar of the Supreme Court of the United States, the New Jersey State Bar Association and the New York State Bar Association. Mr. Metz serves on the Board of Advisors of the RAND Institute for Civil Justice, and formerly served as the Chair and Vice Chair of the Legal Subcommittee of the Legal and Government Affairs Committee of the Property Casualty Insurers Association of America, and also formerly served on the Board of Advisors of the RAND Center for Corporate Ethics and Governance.

Compensatory Arrangements

As previously disclosed, in connection with and effective upon the Closing Date, the Company assumed all outstanding equity awards granted under the Maiden 2019 Omnibus Incentive Plan (the “Maiden Plan”) with such awards to be converted into Company equity awards, in each case, on substantially the same terms and conditions (including with respect to vesting and, for options, per-share exercise price) as applied before such conversions in accordance with the terms of the Combination Agreement. In addition, the Company assumed sponsorship of the Maiden Plan and the Company 2025 Equity Incentive Plan (with the Maiden Plan being amended as of the Closing Date such that all references to Maiden being deemed to refer to the Company). After the Closing, no new awards will be granted under the Maiden Plan.

As previously disclosed, in addition, the Company entered into employment agreements with each of Bradford Luke Ledbetter and Terry Ledbetter (together the “Ledbetters” and the employment agreements, the “Ledbetter Employment Agreements”), which became effective upon the Closing. The Ledbetter Employment Agreements have an initial term that concludes on May 1, 2028, which automatically renews for subsequent five-year terms thereafter, unless written notice of non-renewal is provided at least 90 days prior to the end of the term, and if the Company terminates the Ledbetters’ employment without cause (and other than by reason of their death) before the end of the then-current term, the Ledbetters will be entitled to continued payments at the rate of their base salary through the end of the term. The Ledbetter Employment Agreements provide for an annual base salary ($950,000 for Bradford Luke Ledbetter and $650,000 for Terry Ledbetter), an annual target bonus opportunity (100% of base salary for Bradford Luke Ledbetter and 150% of base salary for Terry Ledbetter), eligibility to participate in the Company’s long term incentive program and other benefits as generally provided by the Company to its executives. In the event of the Ledbetters death, their heirs or legal representatives will receive six months of base salary after the date of death. Under the Ledbetter Employment Agreements, the Ledbetters are subject to customary non-competition, non-solicitation and confidentiality covenants.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 27, 2015, in connection with the consummation of the Transactions, the Company’s board of directors adopted the Company’s Code of Business Ethics and Conduct (the “Code”), which became effective on such date. The Code applies to all employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. A copy of the Code is available under the Corporate Governance section of the Company’s website at www.kestrelgroup.com. Information on such website does not constitute part of this Current Report on Form 8-K.

Item 8.01 Other Events.

On May 27, 2025, Maiden and Kestrel issued a joint press release announcing the closing of the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited condensed consolidated financial statements of Maiden included in Maiden’s quarterly report on Form 10-Q filed on May 12, 2025 and set forth in Exhibit 99.2 to this Current Report on Form 8-K are incorporated herein by reference.

The financial statements required by Item 9.01(a) of Form 8-K with respect to Kestrel for the quarterly period ended March 31, 2025 will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1	Combination Agreement, dated as of December 29, 2024, by and among Maiden Holdings, Ltd., Kestrel Group, LLC, all of the equityholders of Kestrel Group, LLC, Ranger U.S. Newco LLC, Ranger Bermuda Merger Sub Ltd, Ranger Bermuda Topco Ltd and Ranger Merger Sub 2 LLC, incorporated by reference to Exhibit 2.1 to Maiden Holdings, Ltd.'s Current Report on Form 8-K filed with the SEC on December 30, 2024
2.2	Letter Agreement, amending the Combination Agreement, dated February 17, 2025, by and among Maiden Holdings, Ltd., Kestrel Group, LLC, all of the equityholders of Kestrel Group, LLC, Ranger U.S. Newco LLC, Ranger Bermuda Merger Sub Ltd, Ranger Bermuda Topco Ltd and Ranger Merger Sub 2 LLC, incorporated by reference to Exhibit 2.1 to Maiden Holdings, Ltd.'s Current Report on Form 8-K filed with the SEC on February 18, 2025
2.3	Letter Agreement No. 2, amending the Combination Agreement, dated March 24, 2025, by and among Maiden Holdings, Ltd., Kestrel Group, LLC, all of the equityholders of Kestrel Group, LLC, Ranger U.S. Newco LLC, Ranger Bermuda Merger Sub Ltd, Ranger Bermuda Topco Ltd and Ranger Merger Sub 2 LLC, incorporated by reference to Exhibit 2.1 to Maiden Holdings, Ltd.'s Current Report on Form 8-K filed with the SEC on March 24, 2025
4.1	Second Supplemental Indenture, dated as of May 27, 2025, by and among Maiden Holdings, Ltd., Kestrel Group Ltd, as guarantor and Wilmington Trust, National Association, as trustee
4.2	Fourth Supplemental Indenture, dated as of May 27, 2025, among Maiden Holdings North America, Ltd., Kestrel Group Ltd, as guarantor and Wilmington Trust Company, as trustee
4.3	Registration and Investor Rights Agreement, dated as of May 27, 2025, by and between Kestrel Group Ltd and Kestrel Intermediate Ledbetter Holdings LLC
4.4	Registration and Investor Rights Agreement, dated as of May 27, 2025, by and between Kestrel Group Ltd and AmTrust Financial Services, Inc.
4.5	Form of Indemnification Agreement
99.1	Press release issued by Maiden Holdings, Ltd. and Kestrel Group LLC on May 27, 2025, incorporated by reference to Exhibit 99.1 to Maiden Holdings, Ltd.’s Current Report on Form 8-K filed with the SEC on May 27, 2025
99.2	Unaudited Condensed Consolidated Financial Statements of Maiden Holdings, Ltd., incorporated by reference to Maiden Holdings, Ltd.'s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESTREL GROUP LTD

Date: May 30, 2025	By:	/s/ Bradford Luke Ledbetter
		Name:	Bradford Luke Ledbetter
		Title:	Chief Executive Officer